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                                                                    EXHIBIT 23.8



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made in part of this Registration Statement File No. 33-54263.



                                          ARTHUR ANDERSEN & CO.



Stamford, Connecticut


June 27, 1994